EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           TOUCHSTONE RESOURCES, LTD.

                                       AND

                            THE COFFEE EXCHANGE, INC.

                                 MARCH 15, 2004











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                                TABLE OF CONTENTS


ARTICLE I:  THE PURCHASE AND SALE............................................1


ARTICLE II:  THE CLOSING.....................................................2
      2.1...Closing Date.....................................................2
      2.2...Closing Transactions.............................................2


ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................3
      3.1...Organization and Qualification...................................3
      3.2...Authorization; Validity and Effect of Agreement..................3
      3.3...No Conflict; Required Filings and Consents.......................4
      3.4...Capitalization...................................................4
      3.5...Financial Statements.............................................5
      3.6...Properties and Assets............................................5
      3.7...No Undisclosed Liabilities.......................................5
      3.8...Litigation.......................................................6
      3.9...Taxes............................................................6
      3.10..Insurance........................................................6
      3.11..Compliance.......................................................6
      3.12..Material Contracts...............................................7
      3.13..Labor Relations..................................................7
      3.14..Environmental Matters............................................7
      3.15..Related Party Transactions.......................................8
      3.16..Absence of Certain Changes or Events.............................8
      3.17..Investment Intent................................................9
      3.18..Brokers and Finders Fees.........................................9


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................9
      4.1...Organization and Qualification..................................10
      4.2...Authorization; Validity and Effect of Agreement.................10
      4.3...No Conflict; Required Filings and Consents......................10
      4.4...Capitalization..................................................11
      4.5...SEC Reports and Financial Statements............................11
      4.6...Investment Intent...............................................11
      4.7...Brokers and Finders.............................................12


ARTICLE V:  CERTAIN COVENANTS...............................................12
      5.1...Conduct of Business by Touchstone USA...........................12
      5.2...Access to Information...........................................14
      5.3...Confidentiality; No Solicitation................................14
      5.4...Best Efforts; Consents..........................................15
      5.5...Further Assurances..............................................15
      5.6...Public Announcements............................................15

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      5.7...Notification of Certain Matters.................................16
      5.8...Prohibition on Trading in Purchaser Securities..................16
      5.9...Advisory Fee....................................................16
      5.10..Schedules and Exhibits..........................................16


ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE...............17
      6.1...Conditions to Obligations of the Company........................17
      6.2...Conditions to Obligations of Purchaser..........................17
      6.3...Other Conditions to Obligations of the Company and Purchaser....18


ARTICLE VII:  INDEMNIFICATION...............................................18
      7.1...Indemnification by the Company..................................18
      7.2...Indemnification Procedures for Third-Party Claim................19
      7.3...Indemnification Procedures for Non-Third Party Claims...........20
      7.4...Limitations on Indemnification..................................20
      7.5...Exclusive Remedy................................................21


ARTICLE VIII:  TERMINATION..................................................21
      8.1...Termination.....................................................21
      8.2...Procedure and Effect of Termination.............................21


ARTICLE IX:  MISCELLANEOUS..................................................22
      9.1...Entire Agreement................................................22
      9.2...Amendment and Modifications.....................................22
      9.3...Extensions and Waivers..........................................22
      9.4...Successors and Assigns..........................................23
      9.5...Survival of Representations, Warranties and Covenants...........23
      9.6...Headings; Definitions...........................................23
      9.7...Severability....................................................23
      9.8...Specific Performance............................................23
      9.9...Expenses........................................................24
      9.10..Notices.........................................................24
      9.11..Governing Law...................................................24
      9.12..Arbitration.....................................................24
      9.13..Counterparts....................................................25
      9.14..Certain Definitions.............................................25

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                                    EXHIBITS
                                    --------


3.1(a)    Memorandum and Articles of the Company

3.1(b)    Certificate of Incorporation and Bylaws of Touchstone USA

3.5       Financial Statements

3.6       Real Property

3.12      Material Contracts


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                                    SCHEDULES
                                    ---------


3.5         Exceptions to Financial Statements

3.6         List of Real Property

3.7         Undisclosed Liabilities

3.8         Litigation

3.10        Insurance

3.11        Exceptions to Compliance

3.12        List of Material Contracts

3.13        Labor Relations

3.16        Certain Changes or Events

5.1         Exceptions to Conduct of Business


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


                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 15th day of March, 2004, by and between TOUCHSTONE RESOURCES, LTD., a British Columbia corporation (the "Company"), and THE COFFEE EXCHANGE, INC., a Delaware corporation ("Purchaser").


                                    RECITALS

      WHEREAS, the Board of Directors of the Company and Purchaser have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, the Company wishes to sell to Purchaser, and Purchaser wishes to purchase, all of the shares of common stock of Touchstone Resources USA, Inc., a Texas corporation and wholly-owned subsidiary of the Company ("Touchstone USA") held by the Company (the "Stock Purchase"); and

      WHEREAS, for United States federal income tax purposes, it is the intention of the parties to this Agreement that the Stock Purchase shall qualify as a "reorganization" for federal income tax purposes within the meaning of
Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Internal Revenue Code.

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I


                              THE PURCHASE AND SALE

            Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall sell, and Purchaser shall purchase, one hundred percent (100%) of the issued and outstanding shares (the "Touchstone USA Shares") of capital stock, no par value per share ("Touchstone USA Capital Stock"), of Touchstone USA owned by the Company, in consideration for which Purchaser shall issue to the Company seven million (7,000,000) shares (the "Purchaser Shares") of its common stock, $.001 par value per share ("Purchaser Common Stock").

                                   ARTICLE II

                                   THE CLOSING

      2.1   CLOSING DATE.

            The closing of the Stock Purchase (the "Closing") shall take place at a time and on a date to be specified by the parties (the "Closing Date") at the offices of Spector Gadon & Rosen, P.C., 1635 Market Street, Philadelphia, Pennsylvania 19103, or at such other place as may be mutually agreed upon in writing by the parties hereto.

      2.2   CLOSING TRANSACTIONS.

            At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            (a) The Company shall deliver or cause to be delivered to Purchaser the following documents and/or shall take the following actions:

                  (i) Certificates evidencing all of the Touchstone USA Shares;

                  (ii) The certificate described in Section 6.2(c);

                  (iii) An incumbency certificate signed by all of the executive officers of the Company dated at or about the Closing Date;

                  (iv) A certificate of good standing from the Registrar of Companies of British Columbia dated at or about the Closing Date, to the effect that the Company is in good standing under the laws of British Columbia;

                  (v) A certificate of good standing from the Secretary of State of the State of Texas, dated at or about the Closing Date, to the effect that Touchstone USA is in good standing under the laws of said state;

                  (vi) Memorandum and Articles of the Company certified by the Registrar of Companies of British Columbia dated at or about the Closing Date;

                  (vii) Certificate of Incorporation of Touchstone USA certified by the Secretary of State of the State of Texas dated at or about the Closing Date and the Bylaws of Touchstone USA certified by the Secretary of Touchstone USA at or about the Closing Date; and

                  (viii) Board resolutions of the Company dated at or about the Closing Date authorizing the Stock Purchase, certified by the Secretary of the Company.

            (b) The Purchaser shall deliver or cause to be delivered to the Company the following documents and/or shall take the following actions:

                  (i) Certificates evidencing all of the Purchaser Shares;



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                  (ii) The certificate described in Section 6.1(c);

                  (iii) An incumbency certificate signed by all of the executive officers of Purchaser dated at or about the Closing Date;

                  (iv) A certificate of good standing from the Secretary of State of the State of Delaware, dated at or about the Closing Date, to the effect that Purchaser is in good standing under the laws of said state;

                  (v) Certificate of Incorporation of Purchaser certified by the Secretary of State of the State of Delaware dated at or about the Closing Date and the Bylaws of Purchaser certified by the Secretary of Purchaser dated at or about the Closing Date; and

                  (iv) Board resolutions of Purchaser dated at or about the Closing Date authorizing the Stock Purchase, certified by the Secretary of Purchaser.

            (c) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such other actions as are required under this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The  Company   hereby  makes  the  following   representations   and
warranties to Purchaser:

      3.1   ORGANIZATION AND QUALIFICATION.

            The Company and Touchstone USA are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with the corporate power and authority to own and operate their respective businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. The Company and Touchstone USA are duly qualified as foreign corporations to do business and are in good standing in each jurisdiction where the character of their respective properties owned or held under lease or the nature of their respective activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Memorandum and Articles of the Company, and the Certificate of Incorporation and Bylaws of Touchstone USA, each as amended the date, are attached hereto as Exhibits 3.1(a) and (b) respectively. Touchstone USA does not have any subsidiaries.

      3.2   AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

            The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Stock Purchase. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and


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

the consummation of the Stock Purchase have been duly authorized by its board of directors and all other necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement and the Stock Purchase. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      3.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder, nor the consummation of the Stock Purchase, will: (i) conflict with the Company's
Memorandum or Articles or Touchstone USA's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation applicable to the Company or Touchstone USA or any of their respective properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or Touchstone USA under, or result in the creation or imposition of any Liens upon any properties, assets or business of the Company or Touchstone USA under, any Material Contract or any order, judgment or decree to which the Company or Touchstone USA is a party or by which the Company or Touchstone USA or any of their respective assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

      3.4   CAPITALIZATION.

            The authorized capital stock of Touchstone USA consists of 1,000,000 shares of Touchstone USA Capital Stock, all of which are issued and outstanding and held of record and beneficially by the Company. The Touchstone USA Shares represent all of the outstanding shares of Touchstone USA Capital Stock, and all of the shares of Touchstone USA Capital Stock have been validly issued and are fully paid and nonassessable. The Company has good and marketable title to the Touchstone USA Shares, and all of the Touchstone USA Shares are owned of record and beneficially by the Company, free and clear of any Liens. Except for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock of or other equity interests in Touchstone USA. There are no voting trusts or other agreements or understandings to which the Company or Touchstone USA is a party with respect to the voting of any shares of capital stock of or other equity interests in Touchstone USA, and there is no indebtedness of the Company or Touchstone USA issued and outstanding that has general voting rights with respect to any shares of capital stock of or other equity interests in Touchstone USA. Except for this Agreement, there are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity interests in Touchstone USA.


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      3.5   FINANCIAL STATEMENTS.

            Attached hereto as Exhibit 3.5 are true and complete copies of Touchstone USA's balance sheet at December 31, 2003, 2002 and 2001, and income statement and statement of cash flows for the fiscal years ended December 31, 2003 and 2002, and for the period commencing on Touchstone USA's inception on May 12, 2000 and ending on December 31, 2001 (the "Financial Statements"). Except as set forth on Schedule 3.5, the Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of Touchstone USA at the date or for the periods set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein). The Financial Statements have been prepared from and in accordance with the books and records of Touchstone USA.

      3.6   PROPERTIES AND ASSETS.

            Touchstone USA has good and marketable title to, valid leasehold interests in, or the legal right to use, and hold free and clear of all Liens and Encumbrances, all of the assets, properties and leasehold interests reflected in the Financial Statements or acquired in the ordinary course of business since the date of the Financial Statements (the "Assets"), except for those sold or otherwise disposed of since the date of the Financial Statements in the ordinary course of business consistent with past practice and not in violation of this Agreement. All Assets of Touchstone USA that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. Attached hereto as Exhibit 3.6 are correct and complete copies of all leases, subleases and other material agreements or other material instruments relating to all real property used in conducting the businesses of Touchstone USA to which Touchstone USA is a party (collectively, the "Real Property"), all of which are identified on Schedule 3.6. There are no pending or, to the Company's Knowledge, threatened condemnation proceedings relating to any of the Real Property. Except as set forth on Schedule 3.6, none of the real property improvements (including leasehold improvements), equipment and other Assets owned or used by Touchstone USA is subject to any commitment or other arrangement for their sale or use by any Affiliate of Touchstone USA, or by third parties.

      3.7   NO UNDISCLOSED LIABILITIES.

            Except as disclosed in the Financial Statements or Schedule 3.7, Touchstone USA has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, and to the Knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.



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      3.8   LITIGATION.

            Except for the matters set forth in Schedule 3.8, there is no action, claim, suit, litigation, proceeding, or governmental investigation ("Action") instituted, pending or threatened against Touchstone USA that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Touchstone USA, that, individually or in the aggregate, would have or would be reasonably likely to have a Material Adverse Effect.

      3.9   TAXES.

            Touchstone USA has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Touchstone USA has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to the Company's Knowledge, against Touchstone USA or with respect to any of Touchstone USA's assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon any of Touchstone USA's assets that would, individually or in the aggregate, have Material Adverse Effect.

       3.10 INSURANCE.

            Schedule 3.10 sets forth a list of all of Touchstone USA's key-man life insurance policies and other insurance policies material to the current and proposed business of Touchstone USA. Touchstone USA maintains insurance covering its assets, business, equipment, properties, operations, employees, officers, directors and managers with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect, all premiums payable have been paid in full and Touchstone USA is in full compliance with the terms and conditions of such policies. Touchstone USA has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the consummation of the Stock Purchase. There is no claim by Touchstone USA pending under any of such policies as to which coverage has been questioned or denied.

      3.11  COMPLIANCE.

            Except as disclosed on Schedule 3.11, Touchstone USA is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Touchstone USA has not received any notice asserting


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a failure, or possible failure,  to comply with any such law or regulation,  the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Touchstone USA holds all permits, licenses and franchises from Governmental Entities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

      3.12  MATERIAL CONTRACTS.

            Except as set forth in Schedule 3.12, Touchstone USA is not a party to or bound by any Material Contracts. The Material Contracts constitute all of the material agreements and instruments that are necessary and desirable to operate the business as currently conducted by Touchstone USA and as contemplated to be conducted. True, correct and complete copies of each Material Contract described and listed on Schedule 3.12 are attached hereto as Exhibit
3.12. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither Touchstone USA, nor, to the best of the Company's Knowledge, any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Stock Purchase will not result in an impairment or termination of any of the rights of Touchstone USA under any Material Contract. None of the terms or provisions of any Material Contract materially and adversely affects the business, prospects, financial condition or results of operations of Touchstone USA.

      3.13  LABOR RELATIONS.

            Except as described on Schedule 3.13, as of the date of this Agreement (i) there are no activities or proceedings of any labor union to organize any non-unionized employees of Touchstone USA; (ii) there are no unfair labor practice charges and/or complaints pending against Touchstone USA before the National Labor Regulations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Touchstone USA; and (iii) there is no strike, slowdown, work stoppage or lockout, or threat thereof, by or with respect to any employees of Touchstone USA. As of the date of this Agreement, Touchstone USA is not a party to any collective bargaining agreements. There are no controversies pending or threatened between Touchstone USA and any of its employees, except for such controversies that would not be reasonably likely to have a Material Adverse Effect.

      3.14  ENVIRONMENTAL MATTERS.

            Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, the Company and Touchstone USA (i) have obtained all applicable permits, licenses and other authorizations that are required to be obtained under all applicable Environmental Laws by Touchstone USA, respectively, in connection with


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Touchstone USA's business;  (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws in connection with Touchstone USA's business; (iii) have not received notice of any part or present violations of Environmental Laws in connection with Touchstone USA's business, or of any spill, release, event, incident, condition or action or failure to act in connection with Touchstone USA's business, that is reasonably likely to prevent continued compliance with such Environmental Laws, or that would give rise to any common law environmental liability or liability under Environmental Laws, or that would otherwise form the basis of any Action against Touchstone USA based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any hazardous material by any Person in connection with Touchstone USA's business; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by Touchstone USA thereunder in connection with Touchstone USA's business.

      3.15  RELATED PARTY TRANSACTIONS.

            (a) There is no indebtedness between the Company or any of its subsidiaries, on the one hand, and any officer, director or Affiliate (other than the Company or any of its subsidiaries) of Touchstone USA, on the other hand, other than usual and customary advances made in the ordinary course of business;

            (b) No member, manager, officer, director or Affiliate of the Company or any of its subsidiaries provides or causes to be provided any assets, services (other than services as an, officer, manager, director or employee) or facilities to Touchstone USA;

            (c) Neither the Company nor any of its subsidiaries provides or causes to be provided any assets, services or facilities to any officer, director or Affiliate of Touchstone USA (other than as reasonably necessary for them to perform their duties as officers, directors or employees);

            (d) Except as disclosed in this Agreement, neither the Company nor any of its subsidiaries beneficially owns, directly or indirectly, any investment in or issued by any officer, director or Affiliate of Touchstone USA; and

            (e) No member, manager, officer, director or Affiliate of the Company or any of its subsidiaries has any direct or indirect ownership interest in any Person with which Touchstone USA competes or has a business relationship other than an ownership interest that represents less than five percent (5%) of the outstanding equity interests in a publicly traded company.

      3.16  ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Except as set forth on Schedule 3.16 or as otherwise contemplated by this Agreement, since the date of it most recent Financial Statements, (i) there has been no change or development in, or effect on, Touchstone USA that has or could reasonably be expected to have a Material Adverse Effect, (ii) Touchstone USA has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business, (iii) Touchstone USA has not paid any dividends or distributed any of its assets to any shareholder, (iv) Touchstone USA has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) Touchstone USA has not waived or amended any of its material contractual rights except in the ordinary course of business, and (vi) Touchstone USA has not entered into any agreement to take any action described in clauses (i) through (v) above.

      3.17  INVESTMENT INTENT.

            The Purchaser Shares being acquired in connection with the Stock Purchase are being acquired for the Company's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Purchaser Shares. The Company acknowledges and agrees that the Purchaser Shares have not been registered under the Securities Act or under any state securities laws, and that the Purchaser Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. The Company also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Purchaser Shares or passed upon or endorsed the merits of the transfer of the Purchaser Shares, this Agreement or the Stock Purchase; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. The Company has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Purchaser Shares, and the Company has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon Purchaser for legal or tax advice related to this investment. The Company is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

      3.18  BROKERS AND FINDERS FEES.

            Neither the Company or Touchstone USA nor any of their respective officers, directors, employees or managers has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the Stock Purchase for which the Company or Touchstone USA has or could have any liability.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Purchaser hereby makes the following representations and warranties to the
Company:

      4.1   ORGANIZATION AND QUALIFICATION.

            Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

      4.2   AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

            Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Stock Purchase. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder and the consummation of the Stock Purchase have been duly authorized by its Board of Directors and all other necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Purchase. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      4.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            Neither the execution and delivery of the Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder, nor the consummation of the Stock Purchase, will: (i) conflict with Purchaser's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser, or result in the creation or imposition of any Lien upon any properties, assets or business of Purchaser under, any Material Contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

      4.4   CAPITALIZATION.

            (a) The authorized capital stock of Purchaser consists of 50,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, no par value per share. There are currently 6,671,000 shares of Purchaser Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. All shares of capital stock of Purchaser outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

            (b) The Purchaser Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Purchaser Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Purchaser.

      4.5   SEC REPORTS AND FINANCIAL STATEMENTS.

            Purchaser has filed with the SEC, and has heretofore made available to the Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Purchaser SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Purchaser SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the financial statements included in the Purchaser SEC Documents have been prepared from, and are in accordance with, the books and records of Purchaser, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial positions and the results of operations and cash flows of Purchaser as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

      4.6   INVESTMENT INTENT.

            The Touchstone USA Shares being acquired in connection with the Stock Purchase are being acquired for Purchaser's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Touchstone USA Shares. Purchaser acknowledges and agrees that the Touchstone USA Shares have not been registered under the Securities Act or under any state securities laws, and that the

Touchstone USA Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. Purchaser also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Touchstone USA Shares or passed upon or endorsed the merits of the transfer of the Touchstone USA Shares, this Agreement or the Stock Purchase; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Touchstone USA Shares, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act

      4.7   BROKERS AND FINDERS.

            Neither the Company nor any of its officers, directors, employees or managers has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the Stock Purchase for which Purchaser has or could have any liability.


                                    ARTICLE V

                                CERTAIN COVENANTS

      5.1   CONDUCT OF BUSINESS BY TOUCHSTONE USA.

            (a) Except (i) as expressly permitted by this Agreement, (ii) as required by applicable law or any Material Contract to which Touchstone USA is a party or by which any Touchstone USA Shares is bound, (iii) with the consent of Purchaser or (iv) as set forth on Schedule 5.1, during the period commencing with the date of this Agreement and continuing until the Closing Date, Touchstone USA shall conduct its business in all material respects in the ordinary and usual course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and keep available the services of its present officers and employees.

            (b) Without limiting the generality of Section 5.1(a), during the period commencing with the date of this Agreement and continuing until the Closing Date, Touchstone USA shall not:

                  (i) adopt or propose any change in its certificate of organization, operating agreement or other constitutional documents, except for changes which would not have an adverse impact on Touchstone USA;

                  (ii) (A) issue, authorize or sell any securities, (B) issue, authorize or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any securities, (C) split, combine, reclassify or make any other change in its issued and outstanding securities, (D) redeem, purchase or otherwise acquire any of its securities, or
(E) declare any dividend or make any distribution with respect to its securities;

                  (iii) (A) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers, employees or managers other than increases in compensation in the ordinary course of business and consistent with past practice and that are not material in the aggregate, (B) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer, employee or manager, whether past or present, other than as required by applicable law, contracts or plan documents in effect on the date of this Agreement, (C) enter into any new employment, severance, consulting, or other compensation agreement with any director, officer, employee or manager or other person other than in connection with any new hires or promotions in the ordinary course and consistent with past practice, or (D) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement, or adopt or amend or commit itself to adopt or amend any of such plans, funds or similar arrangements in existence on the date hereof;

                  (iv) (A) enter into, extend, renew or terminate any Material Contract, or make any change in any of its Material Contracts, (B) reclassify any assets or liabilities, or (C) do any other act that (x) would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect, or (y) could reasonably be expected to have a Material Adverse Effect;

                  (v) (A) sell, transfer, lease or otherwise dispose of any of its assets other than in the ordinary course of business consistent with prior practice, (B) create or permit to exist any new Lien or Encumbrance on any of its assets (C) assume, incur or guarantee any obligation for borrowed money other than in the ordinary course of business consistent with past practices,
(D) enter into any joint venture, partnership or other similar arrangement, (E) make any investment in or purchase any securities of any Person, (F) incur any indebtedness, issue or sell any new debt securities, enter into any new credit facility or make any capital expenditures, or (G) merge or consolidate with any other Person or acquire any other Person or a business, division or product line of any other Person (except as provided for in this Agreement);

                  (vi) make any change in any method of accounting or accounting practice except as required (A) by reason of a concurrent change in law, SEC guidelines or GAAP, or (B) by reason of a change in Touchstone USA's method of accounting practices that, due to law, SEC guidelines or requirements, or GAAP, requires a change in any method of accounting or accounting practice; or

                  (vii) settle or compromise any material Tax liability, make or change any material Tax election, or file any tax return other than a tax return filed in the ordinary course of business and prepared in a manner consistent with past practice.

      5.2   ACCESS TO INFORMATION.

            At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article VIII, and in each case subject to Section 5.3 below, each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

      5.3   CONFIDENTIALITY; NO SOLICITATION.

            (a) Confidentiality. Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Stock Purchase in strict confidence, shall not use such information except for the sole purpose of evaluating the Stock Purchase and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Stock Purchase (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VIII, each party shall immediately return to the other party all such information, all copies thereof and all information prepared by the receiving party based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subsection (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information that is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

            (b) No Solicitation. Except as otherwise contemplated in this Agreement, the Company shall not, directly or indirectly, solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any negotiations or agreements relating to the sale or exchange of, the Touchstone USA Shares or all or a substantial part of Touchstone USA's assets. The Company shall promptly notify Purchaser if any such proposal or offer, or any inquiry or contact with any Person or entity with respect thereto, is made.

      5.4   BEST EFFORTS; CONSENTS.

            Subject to the terms and conditions herein provided, each of the Company and Purchaser agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Stock Purchase and to cooperate with the others in connection with the foregoing, including using its reasonable efforts to (i) obtain all waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts necessary for the consummation of the Stock Purchase, (ii) make all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities or stock exchanges, (iii) lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the Stock Purchase, (iv) effect all necessary registrations and filings and submissions of information requested by Governmental Authorities, and (v) fulfill all conditions to this Agreement. Each of the Company and Purchaser shall use all reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the Stock Purchase.

      5.5   FURTHER ASSURANCES.

            Subject to Section 5.4, each of the parties hereto agrees to use its reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase, including, but not limited to: (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) to the extent consistent with the obligations of the parties set forth in Section 5.4, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

      5.6   PUBLIC ANNOUNCEMENTS.
            The Company and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Stock Purchase or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except (i) as may be required by law, (ii) with respect to Purchaser, by obligations pursuant to rules or regulations of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers, or (iii), with respect to the Company, by obligations pursuant to rules or regulations of the securities laws of British Columbia, any rule or regulation promulgated thereunder or any rule or regulation of the TSX Venture Exchange.


      5.7   NOTIFICATION OF CERTAIN MATTERS.

            Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

      5.8   PROHIBITION ON TRADING IN PURCHASER SECURITIES.

            The Company acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any Person who has received material non-public information relating to Purchaser from purchasing or selling securities of Purchaser, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of Purchaser. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, the Company shall not purchase or sell any securities of Purchaser, or communicate such information to any other Person.

      5.9   ADVISORY FEE.

            Upon the consummation of the Stock Purchase, the Company shall pay an advisory fee to HMA Advisors, Inc. consisting of 280,000 shares of Purchaser Common Stock.

      5.10  SCHEDULES AND EXHIBITS.

            Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement prior to the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder prior to the execution of this Agreement, all such Schedules and Exhibits shall be produced by such party within ten (10) Business Days thereafter, but in no event shall such Schedules and Exhibits be delivered less than three (3)
Business Days prior to the Closing. The Schedules and Exhibits produced subsequent to the execution of this Agreement shall be given such force and effect as though such Schedules and Exhibits were produced on the date of execution of this Agreement.

                                   ARTICLE VI

                CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

      6.1   CONDITIONS TO OBLIGATIONS OF THE COMPANY.

            The obligations of the Company to consummate the Stock Purchase shall be subject to the fulfillment, or written waiver by the Company, at or prior to the Closing, of each of the following conditions:

            (a) The representations and warranties of Purchaser set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

            (b) Purchaser shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

            (c) There shall be delivered to the Company an officer's certificate of Purchaser to the effect that the conditions set forth in Section 6.1(a) and
(b) have been satisfied;

            (d) Purchaser shall have delivered to the Company any certificates evidencing the Purchaser Shares in accordance with Section 2.2(a)(ii)(A); and

            (e) The Company shall have received written approval by the TSX Venture Exchange of the transactions contemplated herein.

      6.2   CONDITIONS TO OBLIGATIONS OF PURCHASER.

            The obligations of Purchaser to consummate the Stock Purchase shall be subject to the fulfillment, or written waiver by Purchaser, at or prior to the Closing, of each of the following conditions:

            (a) The representations and warranties of the Company set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

            (b) the Company shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date;

            (c) There shall be delivered to Purchaser an officer's certificate of the Company to the effect that the conditions set forth in Section 6.2(a) and
(b) hereof have been satisfied;

            (d) the Company shall have delivered to the Company any certificates evidencing the Touchstone USA Shares in accordance with Section 2.2(a)(i)(A);

            (e) The Company Financial Statements and records of the Company shall be of such quality that, in the judgment of the Company, an audit of the Company's Financial Statements can be completed within sixty (60) days after the Closing in accordance with applicable SEC rules and regulations, including Regulation S-X promulgated under the Securities Act;

            (f) the Company or Touchstone USA shall have paid in full or restructured the terms of any and all other outstanding indebtedness which is accelerated, in whole or in part, upon consummation of the Stock Purchase to the satisfaction of Purchaser;

            (g) Purchaser shall have completed a due diligence review of the business, operations, financial condition and prospects of the Company and Touchstone USA and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion; and

            (h) Touchstone Louisiana, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser, shall have completed its purchase of the Company's ten percent (10%) membership interest in LS Gas, LLC, a Delaware limited liability company and the general partner of Louisiana Shelf Partners, L.P., a Delaware limited partnership.

      6.3   OTHER CONDITIONS TO OBLIGATIONS OF THE COMPANY AND PURCHASER.

            The obligations of the Company and Purchaser to consummate the Stock Purchase shall be subject to the fulfillment, or written waiver by each of the Company and Purchaser, at or prior to the Closing, of each of the following conditions:

            (a) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Stock Purchase shall have been secured; and

            (b) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction, or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or restricts the consummation of the Stock Purchase.


                                   ARTICLE VII

                                 INDEMNIFICATION

      7.1   INDEMNIFICATION BY THE COMPANY.

            From and after the Closing  Date,  the Company  shall  indemnify and hold harmless Purchaser and its respective officers and directors (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made my the Company at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Company, and (iii) any misrepresentation made by the Company, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Company pursuant hereto or in connection with the Stock Purchase.

      7.2   INDEMNIFICATION PROCEDURES FOR THIRD-PARTY CLAIM.

            (a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, Purchaser shall give written notice ("Notice of Claim") of such claim or demand to the Company, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 7.2(b) hereof, no failure or delay by Purchaser in the performance of the foregoing shall reduce or otherwise affect the obligation of the Company to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Company's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

            (b) If the claim or demand set forth in the Notice of Claim given by Purchaser pursuant to Section 7.2(a) hereof is a claim or demand asserted by a third party, the Company shall have fifteen (15) days after the date on which Notice of Claim is given to notify Purchaser in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Company elects to defend such third party claim or demand, Purchaser shall make available to the Company and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Company in the defense of, such third party claim or demand, and so long as the Company is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Company elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Company of both the Company and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Company will pay the fees and expenses of such counsel. If the Company does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Company's expense, to defend such third party claim or demand;

provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Company under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of the Company, which consent shall not be unreasonably withheld or delayed.

            (c) The Company and Purchaser, and the other Indemnified Party, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

            (d) Except for third party claims being defended in good faith, the Company shall satisfy its obligations under this Article VII in respect of a valid claim for indemnification hereunder which is not contested by the Company in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

      7.3   INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS.

            In the event any Indemnified Party should have an indemnification claim against the Company under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Company in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Company shall not relieve the Company from any liability that it may have to such Indemnified Party, except to the extent that the Company has been actually prejudiced by such failure. If the Company does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Company disputes such claim, such claim specified by the Company in such notice shall be conclusively deemed a liability of the Company under this Article VII and the Company shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Company disputes its liability with respect to such claim in a timely manner, the Company and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to arbitration pursuant to Section 9.12.

      7.4   LIMITATIONS ON INDEMNIFICATION.

            No claim for indemnification under this Article VII shall be asserted by, and no liability for such indemnity shall be enforced against, the Company to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VII from the Company, such Indemnified Party shall promptly repay to the Company such amount recovered.

      7.5   EXCLUSIVE REMEDY.

            The indemnification provisions of this Article VII (i) shall, in the case of the representatives and warranties, be the exclusive remedy following the Closing with respect to breaches thereof, (ii) shall apply without regard to, and shall not be subject to, any limitation by reason of set-off, limitation or otherwise and (iii) are intended to be comprehensive and not to be limited by any requirements of law concerning prominence of language or waiver of any legal right under any law (including, without limitation, rights under any workers compensation statute or similar statute conferring immunity from suit). The obligations of the parties set forth in this Article VII shall be conditioned upon the Closing having occurred.


                                  ARTICLE VIII

                                   TERMINATION

      8.1   TERMINATION.

            This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual consent of the Company and Purchaser;

            (b) by the Company and Purchaser if the Closing shall not have occurred on or before April 30, 2004 (the "Outside Date");

            (c) the Company or Purchaser if any Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Stock Purchase and such injunction, order, decree, ruling or other action shall have become final and nonappealable;

            (d) by the Company or Purchaser upon written notice to the other party if any of the conditions to the Closing set forth in Section 6.3 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by the Company or Purchaser, respectively.

            (e) by the Company upon written notice to Purchaser if any of the conditions to the Closing set forth in Section 6.1 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by the Company; or

            (f) by Purchaser upon written notice to the Company if any of the conditions to the Closing set forth in Section 6.2 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by Purchaser.

      8.2   PROCEDURE AND EFFECT OF TERMINATION.

            In the event of termination  of this  Agreement  pursuant to Section
8.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Stock Purchase shall be abandoned without any further action by the parties hereto; provided that, if such termination shall result from the failure of a party to perform a covenant, obligation or agreement in this Agreement or from the breach by the Company or Purchaser of any representation or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. If this Agreement is terminated as provided herein:

            (a) each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Stock Purchase, whether obtained before or after the execution hereof; and

            (b) each party agrees that all Confidential Information received by the Company or Purchaser with respect to the other party, this Agreement or the Stock Purchase shall be kept confidential notwithstanding the termination of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1   ENTIRE AGREEMENT.

            This Agreement contains the entire agreement between the parties and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      9.2   AMENDMENT AND MODIFICATIONS.

            This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

      9.3   EXTENSIONS AND WAIVERS.

            At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

      9.4   SUCCESSORS AND ASSIGNS.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Article VII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.5   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            The representations and warranties contained herein shall survive the Closing and shall thereupon terminate eighteen (18) months after the Closing, except that (i) the representations contained in Sections 3.1, 3.2, 3.4, 3.5, 3.7, 4.1, 4.2, 4.4 and 4.5 shall survive indefinitely, and (ii) the representations contained in Sections 3.9 and 3.14 shall survive until the expiration of the applicable statute of limitations with respect to the matter at issue. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

      9.6   HEADINGS; DEFINITIONS.

            The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

      9.7   SEVERABILITY.

            If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

      9.8   SPECIFIC PERFORMANCE.

            The parties hereto agree that in the event that the Company fails to consummate the Stock Purchase in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that Purchaser shall be entitled to specific performance in such event, without the necessity of posting a bond or proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

      9.9   EXPENSES.

            Whether or not the Stock Purchase is consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the Stock Purchase shall be paid by the party incurring such expenses.

      9.10  NOTICES.

            All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

      If to Purchaser:                       with a copy to:

      The Coffee Exchange, Inc.              Spector Gadon & Rosen, P.C.
      111 Presidential Boulevard             1635 Market Street, 7th Floor
      Suite 158A                             Philadelphia, PA  19103
      Bala Cynwyd, PA 19004                  Attention: Vincent A. Vietti,
      Attention:  Stephen P. Harrington      Esquire
                  President

      If to the Company:                     with a copy to:

      Touchstone Resources, Ltd.             Dumoulin Black
      609 Granville Street, Suite 1260       595 Howe Street, Suite 1000
      Vancouver, British Columbia            Vancouver, British Columbia V6C 2T5
      Canada V7Y 1G5                         Attention:  Brian Irwin
      Attention:  Mark A. Bush, President

      9.11  GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the laws of British Columbia shall apply to the internal corporate governance of the Company.

      9.12  ARBITRATION.

            If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Texas. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

      9.13  COUNTERPARTS.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      9.14  CERTAIN DEFINITIONS.

            As used herein:

            (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

            (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Houston, Texas;

            (c) "Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by the Company, on the one hand, or Purchaser, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other.

            (d) "Encumbrances" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

            (e) "Environmental Law" shall mean any applicable statute, rule, regulation, law, bylaw, ordinance or directive of any Governmental Authority dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety;

            (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

            (g) "GAAP" shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied;

            (h)  "Governmental  Authority"  shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

            (i) "Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

            (j) "Liens" shall mean liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise;

            (k) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of (i) in the case of the Company, the Company and its subsidiaries, if any, which is material to the Company and its subsidiaries, if any, taken as a whole, or (ii) in the case of Purchaser, Purchaser and its subsidiaries, if any, which is material to Purchaser and its subsidiaries, if any taken as a whole;

            (l) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

            (m) "SEC" shall mean the Securities and Exchange Commission;

            (n) "Securities Act" shall mean the Securities Act of 1933, as amended; and

            (o) "Tax" shall mean all taxes (whether U.S. federal, state, local or non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.


                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    THE COFFEE EXCHANGE, INC.



                                    By: /s/ Stephen P. Harrington
                                        -----------------------------------
                                         Name:  Stephen P. Harrington
                                         Title:   President



                                    TOUCHSTONE RESOURCES, LTD.



                                    By: /s/ Mark A. Bush
                                        -----------------------------------
                                         Name:  Mark A. Bush
                                         Title:  President